SCHEDULE 14A
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                         THE ROBERT MONDAVI CORPORATION
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                           ROBERT MONDAVI CORPORATION
                           FREQUENTLY ASKED QUESTIONS
                                 AUGUST 20, 2004



RECAPITALIZATION

WHAT WILL THE RECAPITALIZATION ACCOMPLISH?

Changing the Company's capital structure is another step we are taking to conform to the best current practices in corporate governance. There are currently two different classes of Mondavi stock - A shares and B shares - where the owners of the B shares hold super-voting rights. Eliminating the dual class stock structure and creating a unified common stock will ensure all owners of Mondavi common stock have an equal say in the governance of the Company through the principle of "one share, one vote."

WHEN WOULD THE RECAPITALIZATION OCCUR?

The plan to eliminate Class B shares is subject to approval by shareholders at the Company's annual meeting scheduled for October 29th. Information will be included in the Company's proxy, which is due to be mailed in September. It would become effective once the plan is approved by a majority of the Class A shareholders and receives certain consents from lenders and other contractual parties. The requisite vote of the Class B shareholders to approve the plan has already been secured through an agreement.


DELAWARE INCORPORATION

WHY CHANGE THE STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE?

Reincorporating in Delaware makes good business sense for our company. Many publicly traded companies consider Delaware to be one of the best states in which to incorporate because of the state's modern corporate laws and its history of dealing with a range of corporate matters.

Our reincorporation won't result in a change to our Company's operations, the location of our employees or the way the Company does business. The stock will continue to trade on NASADQ under the symbol MOND.

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STOCK REPURCHASE PROGRAM

WHY WOULD THE COMPANY WANT TO BUY BACK STOCK?

Management believes that this may be an appropriate investment in the Company's business plan based on prevailing business and market conditions at the time.

WHEN WILL THE STOCK REPURCHASE PROGRAM BEGIN?

The Board has authorized the Company to repurchase up to $30 million in common stock. The program will not begin until after the annual shareholder meeting on October 29th and is subject to specific SEC regulations.

WILL THE COMPANY BE BUYING BACK STOCK FROM THE MEMBERS OF THE ROBERT MONDAVI FAMILY?

No. The purchases will be made in the open market or through negotiated offers when the price is right.

WAS TODAY'S ANNOUNCEMENT INTENDED TO PREPARE THE COMPANY FOR A SALE?

Today's announcement is not directed at selling the Company. It includes four pieces of news about steps we are taking to provide our Company with the best corporate governance practices available today and create value for all shareholders.


NEW ORGANIZATIONAL STRUCTURE


WHAT IS THE STRATEGIC RATIONALE FOR SEPARATING THE COMPANY INTO TWO LINES OF BUSINESS?

We have concluded the most logical and effective way to address our market now is to see that it has divided into two distinct segments with different consumer behaviors, marketing and production imperatives, and goals.

As we see it, the "lifestyle" business - premium wines priced up to $15 per bottle - has characteristics very similar to traditional consumer packaged goods. A durable, well-regarded brand is a key competitive factor in this category and results from a combination of product quality, successful consumer marketing and sales execution. Purchase decisions by lifestyle wine consumers definitely begin with a desire for great tasting wine, but without sophisticated packaging, advertising and merchandising, no brand can survive, let alone thrive.

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Successful producers competing in this segment are able to regularly introduce innovative new products, brand extensions, and usage ideas for their product lines. Pricing is also important in this category, meaning profitability is dependent on achieving efficiency and economies of scale in production and distribution.

The "luxury" category, comprised of wines retailing for more than $15 per bottle, has somewhat different dynamics. Product quality is of paramount importance, but brand reputation results less from marketing activity and almost exclusively from product reviews, the opinions of industry thought-leaders, and the intrinsic character ("terroir") of the vineyards from which the wines are made. Selling in this category is more knowledge-based and "high-touch", and value pricing is rarely a merchandising technique or competitive factor.

Because luxury wines are generally lower-volume, production and distribution efficiency, while always important, are less critical factors in profitability. At the same time, exemplary vineyard management, winemaking, and distribution remain extremely important factors in revenue growth, because in this category you must re-establish your quality credentials with consumers every vintage and also ensure that you are effectively represented in the relatively small number of retail channels serving the luxury category. This is doubly true for producers selling high-end wines above $50 per bottle, a group that includes Robert Mondavi with brands such as Robert Mondavi Winery Reserve, Opus One, Ornellaia, Arrowood, Byron, Luce, and Sena.

HOW WILL FINANCIAL REPORTING BE HANDLED FOR THE LIFESTYLE AND LUXURY BRANDS?

Financial reporting will depend on work the Board of Directors has to approve at upcoming meetings. We will address this when we have more information.

WHO WILL BE LEADING THE LIFESTYLE BUSINESS?

Dennis Joyce, Executive Vice President of Sales and Marketing, will lead the Lifestyle business as Chief Operating Officer.

WHO WILL BE LEADING THE LUXURY BUSINESS?

We are conducting an executive search and will consider both internal and external candidates who are qualified.

IS THERE ADDITIONAL INFORMATION ABOUT THE PROPOSED NEW ORGANIZATIONAL STRUCTURE OF THE ROBERT MONDAVI CORPORATION?

It is important to note that details on how this transition will take place and ultimately how the reorganization will be structured will be coming in the next several weeks. For the time being, it is business as usual for us and this announcement will not immediately affect employees, distributors, growers, or other business partners. We look forward to providing you with more details and believe that this change will bring recharged focus to our business.

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ROBERT MONDAVI FAMILY

WHAT DOES TODAY'S ANNOUNCEMENT INDICATE ABOUT THE INTENTIONS OF THE ROBERT MONDAVI FAMILY?

The family is in full agreement with all of the components in the press release. Today's announcement demonstrates RMC's commitment to adopting best practices in the area of corporate governance. The Robert Mondavi family members, as members of the Board along with the independent directors on the Board, are driving the adoption of best practices in corporate governance and are focused on enhancing the value of the company for all shareholders.

IS THE ROBERT MONDAVI FAMILY INTERESTED IN SELLING THE COMPANY?

The family members are far and away the largest shareholders of the Company, and they remain committed to the business. It is inappropriate to speculate on what business actions family members may or may not be interested in taking.




              IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS





         In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.





         The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.


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